UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

Purple Innovation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200, Lehi, UT	84043
(Address of principal executive offices)	(Zip Code)

(801) 756-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On December 13, 2021, Joseph B. Megibow resigned from the office of chief executive officer and as a director of Purple Innovation, Inc. (the “Company”) to pursue other interests effective December 13, 2021 (the “Resignation Date”). Mr. Megibow did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Separation Agreement with Mr. Megibow. In connection with his resignation, Mr. Megibow and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”), dated as of December 13, 2021, providing for the terms of Mr. Megibow’s separation from employment with the Company. Under the Separation Agreement, the Company has agreed to pay Mr. Megibow any accrued benefits including: (i) any accrued but unpaid base salary as of the Resignation Date, (ii) accrued cash bonus for the 2020 bonus period in the amount of $25,000, (iii) a cash payment of $43,822.12, less required withholdings, representing the value of Mr.Megibow’s accrued but unused vacation as of the Termination Date; (iv) any eligible unpaid expense reimbursements, (v) his vested account balance in the Company’s 401(k) plan, and (vi) certain vested options to purchase shares of the Company’s common stock as provided in the Separation Agreement. The Company has further agreed to provide Mr. Megibow with the following separation payments and benefits: (a) $500,000, representing twelve (12) months of Mr. Megibow’s base salary, to be paid in cash over eighteen (18) months in substantially equal installments in accordance with the Separation Agreement, (b) a cash payment equal to Mr. Megibow’s annual bonus for 2021, if any, in an amount determined based on the attainment of performance metrics for the fiscal year ending December 31, 2021, with such payment to be made at the same time that any such 2021 annual bonuses are paid to the Company’s other executive officers, and (c) if Mr. Megibow timely elects pursuant to COBRA continued group health insurance coverage for himself and his eligible dependents, the Company will pay a portion of Mr. Megibow’s monthly COBRA premium for COBRA coverage for six (6) months equal to the monthly premium amount paid by the Company prior to his resignation.

The Separation Agreement contains mutual releases, subject to customary exceptions, and mutual covenants not to compete or disparage. In addition, Mr. Megibow has agreed to cooperate with the Company and, from the Resignation Date to June 30, 2022, to make himself reasonably available (not to exceed forty (40) hours per month) to the Company to facilitate the transition of the Company’s acting chief executive officer. If Mr. Megibow complies with the Separation Agreement and his previous Employment Agreement, the post-termination exercise period of his previously granted stock options each will be extended from three months following his Resignation Date until November 30, 2022.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Appointment of Acting Chief Executive Officer

On December 13, 2021, in connection with Mr. Megibow’s resignation from the office of chief executive officer and as a director, the board of directors of the Company appointed Robert T. DeMartini as acting chief executive officer and a director, effective December 13, 2021, to serve on an interim basis. The board intends to conduct a search of potential candidates to fill the office of chief executive officer on a permanent basis, and to continue thereafter to retain Mr. DeMartini’s services as a director.

Prior to joining the Company, Mr. DeMartini, age 60, served as president and chief executive officer of USA Cycling, Inc., the official U.S. Olympic & Paralympic Committee governing body for all disciplines of competitive cycling in the United States, from 2019 until 2021. He previously served as president and chief executive officer New Balance Athletic Shoes (U.K.) Ltd., from 2018 to 2019 and as president and chief executive officer New Balance Athletics, Inc. from 2007 to 2018, each a business unit of New Balance, Inc. a leading manufacturer and retailer of athletic footwear, apparel and accessories. From 1982 through 2007 Mr. DeMartini held various leadership positions with Procter & Gamble, The Gillette Company, and Tyson Foods, Inc. He also currently serves on the boards of Welch’s Foods and Q30 Innovations/Q30 Sports Canada, and formerly served on the boards of American Functional Fabrics of America, The American Apparel & Footwear Association, and Aloha. Mr. DeMartini received a Bachelor of Science degree in Finance from San Diego State University.

Employment Agreement with Mr. DeMartini. In connection with his appointment as acting chief executive officer, the Company and Mr. DeMartini entered into an employment agreement (the “Employment Agreement”), effective December 13, 2021. The Employment Agreement provides that Mr. DeMartini will serve fulltime as acting chief executive officer. The employment term shall end July 3, 2022, and may be extended if necessary, until the date a permanent chief executive officer starts employment with the Company. Either party may terminate the term of the Employment Agreement with or without cause or other rationale upon 30 days’ notice. At the discretion of the board, the term of the Employment Agreement may include some overlap with the commencement of employment of a permanent chief executive officer. Under the terms of the Employment Agreement, Mr. DeMartini will receive monthly compensation valued at $150,000 consisting of $50,000 payable in cash and $100,000 payable in stock compensation through vesting in a stock award determined by dividing $100,000 by the thirty (30) trading volume weighted average price of the Company’s Class A common stock as reported on Nasdaq on the date of the award. The Company has also agreed to reimburse Mr. DeMartini for all out-of-pocket travel relating to business travel, and other expenses, in each case consistent with the Company’s reimbursement policies.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

There are no related party transactions between Mr. DeMartini and the Company as defined in Item 404(a) of Regulation S-K. There are no family relationships between Mr. DeMartini and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

Amended and Restated Consultancy Agreement with Bennett Nussbaum

On December 13, 2021, the Company and its interim chief financial officer, Bennett Nussbaum, entered into an amended and restated consultancy agreement (the “Consultancy Agreement”), effective December 13, 2021. Mr. Nussbaum initially was appointed as interim chief financial officer, effective August 19, 2021, as previously announced, and the Consultancy Agreement provides that Mr. Nussbaum will continue to serve as interim chief financial officer for an additional term of six months, extending his term through August 19, 2022 (“Updated Term”). The Company may renew the Consultancy Agreement for additional one-month terms upon sixty days’ notice prior to Updated Term, or ten days’ notice prior to the end of any renewal term. Either party may terminate the engagement at any time. Under the terms of the Consultancy Agreement, Mr. Nussbaum will receive compensation comprised of (1) $600,000 for the entirety of the 12-month term and $50,000 for each additional one-month term, which amount shall be paid in full unless Mr. Nussbaum’s engagement is terminated for cause, and (2) an additional payment of $200,000 to be paid in two equal installments no later than two (2) weeks following each of February 19, 2022 and August 19, 2022, respectively and $16,666.67 at the end of each additional one-month term, as well as a discretionary payment of up to $300,000 payable in the Company’s discretion. The additional discretionary amounts of up to $300,000 are to be determined by the CEO and the amounts paid, if any, shall be made within 10 days of February 19, 2022 and August 19, 2022. If (1) Mr. Nussbaum remains in service with the Company until February 19, 2022, and the volume weighted average price (“VWAP”) per share of the Company’s Class A common stock on Nasdaq during the thirty (30) trading days immediately preceding February 19, 2022 is in excess of $26.00 per share or (2) the Company terminates Mr. Nussbaum without cause before February 19, 2022, and the VWAP per share of the Company’s Class A common stock on Nasdaq during the thirty (30) trading days immediately preceding Mr. Nussbaum’s last day of service is in excess of $26.00 per share, the Company will pay additional cash compensation in an amount equal to the product of (a) the increase from $26.00 per share up to a maximum of $36.00 per share multiplied by (b) 20,000. The Company has also agreed to reimburse Mr. Nussbaum for transportation and lodging expenses relating to his travel to the Company’s headquarters. Also, Mr. Nussbaum will be granted cash-settled stock appreciation rights (“SARs”) for 20,000 shares of the Company’s Class A common stock, which SARs shall vest in accordance with the terms of the Consultancy Agreement if Mr. Nussbaum remains in service through the end of the extended term.

The foregoing description of the Consultancy Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consultancy Agreement, a copy of which is filed as Exhibit 99.3 hereto and is incorporated by reference herein.

A copy of the press release relating to Mr. Megibow’s resignation and Mr. DeMartini’s appointment is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Separation Agreement and General Release, dated as of December 13, 2021, by and among Joseph B. Megibow and Purple Innovation, Inc.
99.2	Employment Agreement, dated as of December 13, 2021, by and among Robert T. DeMartini and Purple Innovation, Inc.
99.3	Amended and Restated Consultancy Agreement, dated as of December 13, 2021, by and among Bennett Nussbaum and Purple Innovation, Inc.
99.4	Press Release dated December 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE INNOVATION, INC. (Registrant)

Date: December 13, 2021	By:	/s/ Bennett Nussbaum
Bennett Nussbaum
Interim Chief Financial Officer

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